  As filed with the Securities and Exchange Commission on September 3, 1999.
                                                        Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ------------------

                        PAPA JOHN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                     61-1203323

  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                          2002 Papa John's Boulevard
                          Louisville, Kentucky 40299
              (Address of Principal Executive Offices) (Zip Code)

                              ------------------

                        PAPA JOHN'S INTERNATIONAL, INC.
                 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full title of the Plan)

                              ------------------

                Charles W. Schnatter                                 Copies to:
Senior Vice President, Secretary and General Counsel                June N. King
          Papa John's International, Inc.                 Greenebaum Doll & McDonald PLLC
             2002 Papa John's Boulevard                       3300 National City Tower
             Louisville, Kentucky 40299                      Louisville, Kentucky 40202
                   (502) 266-5200                                  (502) 589-4200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                              ------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

    Title of            Amount               Proposed             Proposed maximum         Amount of
   securities           to be         maximum offering price          aggregate          registration
to be registered      registered           per share(1)           offering price(1)           fee
-----------------------------------------------------------------------------------------------------
 Common Stock,         100,000
par value $.01          shares               $39.10                  $3,910,000             $1,087

================================================================================
     (1) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on August 30, 1999.

================================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Papa John's International, Inc. ("Registrant" or the "Company") previously filed a Registration Statement ("First Registration Statement") on Form S-8 (Reg. No. 33-67470) covering 270,000 shares of Registrant's Common Stock issuable pursuant to the Papa John's International, Inc. 1993 Non-Employee Directors Stock Option Plan (the "Plan"). This Registration Statement is being filed for the purpose of registering 100,000 additional shares of Registrant's Common Stock for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference into this Registration Statement.

Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     4.1  Registrant's Amended and Restated Certificate of Incorporation.
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     4.2 Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Comm. File No. 0-21660) is incorporated herein by reference.

     4.3 Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP.

     24. Powers of Attorney (included on signature page of the Registration Statement).

                                    SIGNATURES
                                    ----------

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on September 3, 1999.

                              PAPA JOHN'S INTERNATIONAL, INC.


                              By:  /s/ Charles W. Schnatter
                                  --------------------------------------------
                                  Charles W. Schnatter
                                  Senior Vice President, Secretary and
                                  General Counsel


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Schnatter and E. Drucilla Milby and each of them such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                Title                               Date
     ---------                                -----                               ----

 /s/ John H. Schnatter         Chairman, Chief Executive Officer and         September 3, 1999
---------------------------     Director (Principal Executive Officer)
John H. Schnatter


 /s/ Charles W. Schnatter      Senior Vice President, Secretary,             September 3, 1999
---------------------------     General Counsel and Director
Charles W. Schnatter


 /s/ Blaine E. Hurst           Vice Chairman, President and Director         September 3, 1999
---------------------------
Blaine E. Hurst

 /s/ E. Drucilla Milby         Senior Vice President, Chief Financial        September 3, 1999
---------------------------     Officer and Treasurer (Principal
E. Drucilla Milby               Financial Officer)

 /s/ J. David Flanery          Vice President and Corporate Controller       September 3, 1999
---------------------------     (Principal Accounting Officer)
J. David Flanery


 /s/ O. Wayne Gaunce           Director                                      September 3, 1999
---------------------------
O. Wayne Gaunce


 /s/ Jack A. Laughery          Director                                      September 3, 1999
---------------------------
Jack A. Laughery


 /s/ Michael W. Pierce         Director                                      September 3, 1999
---------------------------
Michael W. Pierce


 /s/ Richard F. Sherman        Director                                      September 3, 1999
---------------------------
Richard F. Sherman

                                 EXHIBIT INDEX

     4.1  Registrant's Amended and Restated Certificate of Incorporation.
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     4.2 Registrant's Certificate of Amendment of its Amended and Restated Certificate of Incorporation. Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 (Comm. File No. 0-21660) is incorporated herein by reference.

     4.3 Registrant's Restated By-Laws. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-61366) is incorporated herein by reference.

     5. Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.

     23.1 Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP.

     24. Powers of Attorney (included on signature page of the Registration Statement).